Exhibit 99.1

Date: May 3, 2012	Media Contact: Michael Kinney 732-938-1031 mkinney@njresources.com Investor Contact: Dennis Puma 732-938-1229 dpuma@njresources.com

NEW JERSEY RESOURCES ANNOUNCES STRONG FISCAL 2012

SECOND-QUARTER RESULTS; REAFFIRMS EARNINGS GUIDANCE

WALL, NJ – New Jersey Resources (NYSE: NJR) today reported improved net financial earnings for the second quarter and reaffirmed earnings guidance for fiscal 2012.

A reconciliation of net income to net financial earnings for the second quarter of fiscal years 2012 and 2011 is provided below.

	Three Months Ended		Six Months Ended
	March 31,		March 31,
(Thousands)	2012	2011	2012	2011
Net income	$54,535	$63,927	$111,892	$88,436
Add:
Unrealized loss (gain) on derivative instruments and related transactions, net of taxes	7,664	2,306	(9,708)	36,710
Effects of economic hedging related to natural gas inventory, net of taxes	11,927	796	17,250	(28,987)

Net financial earnings	$74,126	$67,029	$119,434	$96,159

Weighted Average Shares Outstanding
Basic	41,509	41,352	41,472	41,316
Diluted	41,711	41,553	41,673	41,516

Basic earnings per share	$1.31	$1.55	$2.70	$2.14

Basic net financial earnings per share	$1.79	$1.62	$2.88	$2.33

Net financial earnings is a financial measure not calculated in accordance with generally accepted accounting principles (GAAP) of the United States as it excludes all unrealized, and certain realized, gains and losses associated with derivative instruments. For further discussion of this financial measure, as well as reconciliation to the most comparable GAAP measure, please see the explanation below under “Additional Non-GAAP Financial Information.”

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NEW JERSEY RESOURCES ANNOUNCES STRONG FISCAL 2012 SECOND-QUARTER RESULTS; REAFFIRMS EARNINGS GUIDANCE

¡	NJR Net Financial Earnings Per Share Increase 24 Percent

Fiscal 2012 year-to-date net financial earnings at NJR totaled $119.4 million, or $2.88 per share, compared with $96.2 million, or $2.33 per share, during the first six months of fiscal 2011. For the three-month period ended March 31, 2012, net financial earnings were $74.1 million, compared with $67 million during the same period last year.

“Led by our core business, New Jersey Natural Gas, results for the first six months of fiscal 2012 have set the stage for another good year,” said Laurence M. Downes, chairman and CEO of NJR. “As always, through the efforts of our employees, we continue to focus on meeting our customers’ expectations for safety, reliability and service every day and, at the same time, delivering consistent returns to our shareowners.”

¡	Fiscal 2012 Guidance Reaffirmed

Subject to the risks and uncertainties identified below under “Forward-Looking Statements,” NJR is reaffirming its fiscal 2012 net financial earnings guidance in a range of $2.60 to $2.80 per basic share. As in the past, NJR expects New Jersey Natural Gas to be the major contributor to fiscal 2012 net financial earnings. The following chart represents the expected contributions from NJR’s operations:

Company	Expected Fiscal 2012 Net Financial Earnings Contribution
New Jersey Natural Gas	60 to 70 percent
NJR Clean Energy Ventures	15 to 25 percent
NJR Energy Services	5 to 15 percent
NJR Energy Holdings	3 to 10 percent
NJR Home Services	1 to 5 percent

¡	Earnings Remain Steady at New Jersey Natural Gas; Customer Additions Up 14 Percent

Fiscal 2012 year-to-date earnings for New Jersey Natural Gas (NJNG), the company’s regulated utility subsidiary, were $70.9 million, compared with $68.4 million for the first six months of fiscal 2011. For the three-month period ended March 31, 2012, net financial earnings were $44.9 million, compared with $44 million during the same period last year. Continued steady customer growth and gross margin from incentive programs were the primary drivers.

During the first six months of fiscal 2012, NJNG added 3,492 new customers, compared with 3,070 in the same period last year, a 14 percent increase. Of these customers, 2,048 converted from other fuels compared with 1,360 in the first six months of fiscal 2011. Additionally, 261 existing non-heat customers converted to natural gas heat. NJNG expects these new customers and conversions to contribute approximately $1.9 million annually to utility gross margin. For more information on utility gross margin, please see Non-GAAP Financial Information below.

“When you combine the favorable price advantage natural gas has over other heating fuels with NJNG’s current rebates and incentives, along with those available through New Jersey’s Clean Energy ProgramTM, the result is steady residential customer growth,” continued Downes. “We remain on track to add 12,000 to 14,000 new customers during fiscal 2012 and 2013, a healthy annual growth rate of about 1.3 percent.”

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NEW JERSEY RESOURCES ANNOUNCES STRONG FISCAL 2012 SECOND-QUARTER RESULTS; REAFFIRMS EARNINGS GUIDANCE

¡	New Jersey Natural Gas Supply Incentive Program Update

During the first six months of fiscal 2012, NJNG’s gross margin-sharing incentive programs, which include off-system sales, capacity release, storage optimization and financial risk management programs, contributed $6.1 million to utility gross margin, compared with $6.2 million for the same period last year. For the three-month period ended March 31, 2012, these incentives contributed $3.2 million to utility gross margin, compared with $3.4 million during the same period last year. NJNG shares the gross margin earned from these incentive programs with customers and shareowners, according to a gross margin-sharing formula authorized by the New Jersey Board of Public Utilities (BPU) that is in place through October 31, 2015. Since inception in 1992, these incentive programs have saved customers over $573 million.

¡	Regulatory Update; Safety Acceleration and Facility Enhancement Program to Further Ensure System Integrity; Lower Bills for Customers

On March 20, 2012, NJNG filed a petition with the BPU to implement a five-year Safety Acceleration and Facility Enhancement (SAFE) program to replace certain portions of its existing infrastructure. If approved, this $204 million capital investment program will replace approximately 343 miles, or about 60 percent, of the cast iron and unprotected steel distribution lines, along with all associated services and meters, in NJNG’s delivery system.

As filed, NJNG would recover the costs associated with the SAFE program through the method currently in place for its Accelerated Infrastructure Program (AIP) by submitting cost recovery filings to the BPU in June of each year the program is in effect, seeking approval to adjust its base rates the following October. The filing also includes the opportunity for NJNG to earn an overall return of 7.76 percent, which includes a 10.3 percent return on equity.

“Through our SAFE program, we will continue to ensure the integrity of our infrastructure and distribution system to best serve our customers. At the same time, we can help New Jersey’s economy continue to grow and support the state’s Energy Master Plan by enhancing energy security,” continued Downes.

Through AIP, NJNG has expedited previously planned capital expenditures designed to ensure the safety and integrity of the company’s distribution system. Two of the nine projects under AIP II are complete. The additional seven projects are under construction and are expected to be complete by October 2012. NJNG is authorized by the BPU to earn an overall return of 7.12 percent, which includes a 10.3 percent return on equity on its $60.2 million investment in the nine AIP II projects.

In March 2012, NJNG provided a bill credit, totaling $8.5 million, for residential and small commercial customers. These savings are in addition to the bill credits NJNG provided in December, January and February. Based on actual usage over the four-month period, customers have saved a total of $90.7 million. Also, effective April 1, 2012, NJNG implemented a decrease to its Basic Gas Supply Service (BGSS) rate that reduced the average residential heating customer’s bill by 3.6 percent. Changes to the BGSS rate do not affect NJNG’s profitability.

¡	The SAVEGREEN Project® Update

NJNG’s highly successful The SAVEGREEN Project, in place through December 31, 2012, continues to spur growth and save customers money, with energy-efficiency rebates and incentives paid to customers totaling $5.1 million during the first six months of fiscal 2012. During this same period, SAVEGREEN performed 3,502 home energy audits and 329 customers took advantage of NJNG’s On-Bill Repayment Program. This incentive enables qualified customers to directly repay up to $10,000 of the cost of energy-efficiency improvements made through Home Performance with ENERGY STAR® on their NJNG bill, interest-free, over a 10-year period.

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NEW JERSEY RESOURCES ANNOUNCES STRONG FISCAL 2012 SECOND-QUARTER RESULTS; REAFFIRMS EARNINGS GUIDANCE

Since its launch in 2009, over 15,308 customers have benefited from SAVEGREEN incentives, designed to make energy-efficiency improvements more affordable for customers, in line with the state’s mandate to reduce energy costs for residents. Additionally, over 1,157 participating contractors have seen a capital investment of more than $105.6 million to date, helping to spur economic activity within the state.

The company is authorized to earn an overall return of 7.1 percent, which includes a 10.3 percent return on equity, on $24.7 million of the incentives and rebates.

¡	NJR Clean Energy Ventures Announces Latest Solar Project; Expands Residential Solar Program

Fiscal 2012 year-to-date net income at NJR Clean Energy Ventures (NJRCEV), the company’s renewable energy subsidiary, was $22 million, compared with $5.2 million in the first six months of fiscal 2011. For the three-month period ended March 31, 2012, net income was $11.9 million, compared with $5.2 million in the same period last year. In both periods, the increase was driven by investment tax credits (ITCs) associated with solar projects being placed in service.

In April 2012, NJRCEV announced plans to invest $20 million in a new 6.7 megawatt, ground-mounted solar project in Medford, New Jersey. The project, located on the site of an abandoned racetrack in Burlington County, will supply power to the grid and is expected to be operational in the first quarter of fiscal 2013.

“Our team at NJR Clean Energy Ventures continues to evaluate potential investments in solar and renewable energy that align with our core energy strategy and our environmental philosophy,” Downes said. “Our newest project in Medford is another example of how renewable energy can bring value to our shareowners, customers and state.”

NJRCEV completed several projects during the first six months of fiscal 2012, including a 3.6 megawatt project at the Village of Manalapan, the remaining 25 percent of a 4.7 megawatt system in Vineland and a 1.3 megawatt system covering two rooftops in Edison. NJRCEV also placed into service a 14.1 megawatt solar system built on McGraw-Hill’s East Windsor campus. These projects represent an investment of $123 million in rooftop and ground-mounted solar systems in Monmouth, Mercer, Middlesex and Cumberland counties in New Jersey.

In the first six months of fiscal 2012, The Sunlight AdvantageTM, NJRCEV’s residential solar lease program, added 272 customers, bringing the total number of customers to 621 since inception. The Sunlight Advantage provides simple, solar savings to eligible homeowners, through a roof-mounted solar system with no upfront installation or maintenance costs. NJRCEV expects to invest approximately $20 million in residential solar systems in fiscal 2012, up from $9.6 million in fiscal 2011.

NJR’s effective tax rate is significantly impacted by the amount of ITCs earned during the fiscal year. GAAP requires NJR to estimate its annual effective tax rate and use this rate to calculate its year-to-date tax expense or benefit. Based on the commercial projects completed in the first six months of fiscal 2012 and NJRCEV’s forecast for residential projects for the balance of the fiscal year, NJR used an effective tax rate of 19.5 percent in the first six months of fiscal 2012. Accordingly, $24.9 million related to ITCs were recognized in the first six months of fiscal 2012. In the first six months of fiscal 2011, NJR’s effective tax rate was 32.4 percent and the company recognized $6.1 million in ITCs.

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NEW JERSEY RESOURCES ANNOUNCES STRONG FISCAL 2012 SECOND-QUARTER RESULTS; REAFFIRMS EARNINGS GUIDANCE

The estimate is based on information and assumptions that are subject to change and may have a material impact on quarterly and annual net financial earnings. Factors considered by management in estimating completion of projects during the fiscal year include, but are not limited to, board of directors’ approval, execution of various contracts, including power purchase agreements, construction logistics, permitting and interconnection completion. See the “Forward-Looking Statements” section of this news release for further information regarding the inherent risks associated with solar investments.

¡	NJR Energy Services Reports Second-Quarter Results

NJR Energy Services (NJRES), the wholesale energy services subsidiary of NJR, reported fiscal 2012 year-to-date net financial earnings of $23.5 million, compared with $19.2 million in the first six months of fiscal 2011. For the three-month period ended March 31, 2012, net financial earnings were $15.9 million, compared with $16 million in the same period last year.

The year-to-date increase was due primarily to higher revenue from fee-based transactions executed with producers in the Marcellus Shale region and an improvement in transportation arbitrage opportunities, compared with the prior year. As indicated by the expected contribution of NJRES in our earnings guidance, however, relatively low natural gas prices and reduced volatility in the wholesale markets are expected to negatively impact comparable results over the balance of the fiscal year.

NJRES develops and manages a diverse portfolio of over 36.2 Bcf of firm storage capacity and 1.17 Bcf/day of firm transportation. With the value of capacity and storage affected by abundant supply and historically low prices, NJRES continues to focus on providing producer services in the Marcellus Shale and other natural gas-producing regions. By using its extensive transportation and storage assets, NJRES offers producers the opportunity to increase the value of their product while enhancing its profitability.

¡	NJR Energy Holdings Update

NJR Energy Holdings, the company’s natural gas storage and transportation pipeline segment, which includes NJR’s 50 percent equity ownership in Steckman Ridge and its 5.5 percent equity investment in the Iroquois Pipeline, reported fiscal 2012 year-to-date earnings of $3.8 million, compared with $3.9 million in the first six months of 2011. For the three-month period ended March 31, 2012, earnings were $2 million, compared with $2.1 million in the same period last year.

Steckman Ridge, a 12 Bcf working natural gas storage facility in southwestern Pennsylvania, jointly owned with Spectra Energy, generated $2.2 million in earnings for the first six months of fiscal 2012, compared with $2.4 million in the same period last year. NJR’s equity investment in the Iroquois Pipeline, which brings natural gas from eastern Canada to the metropolitan region, contributed $1.6 million to 2012 earnings thus far, compared with $1.5 million in the same period last year.

¡	NJR Home Services Update

Earnings at NJR Home Services (NJRHS), the company’s appliance service subsidiary, improved slightly to a loss of $671,000 in the first six months of fiscal 2012, compared with a loss of $728,000 in the first six months of fiscal 2011. In the second quarter of fiscal 2012, NJRHS experienced a loss of $230,000, compared with a loss of $250,000 in the same period last year. NJRHS typically incurs a loss during the first six months of a fiscal year, due primarily to the timing of contract revenue recognition. The improvement during the first sixth months of fiscal 2012 was driven by an increase in HVAC sales and installations and growth in its service contract business.

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NEW JERSEY RESOURCES ANNOUNCES STRONG FISCAL 2012 SECOND-QUARTER RESULTS; REAFFIRMS EARNINGS GUIDANCE

¡	Share Repurchase Update

NJR purchased 106,600 shares of common stock under its share repurchase plan during the first six months of fiscal 2012 at a cost of $4.8 million. The plan authorizes NJR to purchase its shares on the open market or in negotiated transactions, based on market and other financial conditions. Since the plan’s inception in September 1996, NJR has invested nearly $223.6 million to repurchase 7.4 million shares at a split-adjusted, average price of $30.16. Approximately, 1.3 million shares remain authorized for purchase under the repurchase plan.

Webcast Information

NJR will host a live webcast today at 9 a.m. ET to discuss its financial results. A few minutes prior to the webcast, go to www.njresources.com and select “Investor Relations,” then scroll down to the “Events & Presentations” section and click on the webcast link.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. NJR cautions readers that the assumptions forming the basis for forward-looking statements include many factors that are beyond NJR’s ability to control or estimate precisely, such as estimates of future market conditions and the behavior of other market participants. Other factors that could cause actual results to differ materially from the company’s expectations include, but are not limited to, weather and economic conditions; demographic changes in NJNG’s service territory and their effect on NJNG customer growth; volatility of natural gas and other commodity prices and their impact on NJNG customer usage, NJNG’s incentive programs, NJRES’ operations and on NJR’s risk management efforts; changes in rating agency requirements and/or credit ratings and their effect on availability and cost of capital to NJR; the impact of volatility in the credit markets; the ability to comply with debt covenants; the impact to the asset values and resulting higher costs and funding obligations of NJR’s pension and postemployment benefit plans as a result of downturns in the financial markets, and impacts associated with the Patient Protection and Affordable Care Act; accounting effects and other risks associated with hedging activities and use of derivatives contracts; commercial and wholesale credit risks, including the availability of creditworthy customers and counterparties, liquidity in the wholesale energy trading market and the company’s ability to recover all of NJRES’ funds in the MF Global liquidation proceedings; the ability to obtain governmental approvals and/or financing for the construction, development and operation of certain non-regulated energy investments; risks associated with the management of NJR’s joint ventures and partnerships; risks associated with our investments in solar energy projects, including the availability of regulatory and tax incentives, logistical risks and potential delays related to construction, permitting, regulatory approvals and electric grid interconnection, the availability of viable projects, NJR’s eligibility for ITCs and the future market for Solar Renewable Energy Certificates (SRECs); timing of qualifying for ITCs due to delays or failures to complete planned solar energy projects and the resulting effect on our effective tax rate and earnings; the level and rate at which NJNG’s costs and expenses are incurred and the extent to which they are allowed to be recovered from customers through the regulatory process; access to adequate supplies of natural gas and dependence on third-party storage and transportation facilities for natural gas supply; operating risks incidental to handling, storing, transporting and providing customers with natural gas; risks related to our employee workforce; the regulatory and pricing policies of federal and state regulatory agencies; the costs of compliance with the proposed regulatory framework for over-the-counter derivatives; the costs of compliance with present and future environmental laws, including potential climate change-related legislation; risks related to changes in accounting standards; the disallowance of recovery of environmental-related expenditures and other regulatory changes; environmental-related and other litigation and other uncertainties; and the impact of natural disasters, terrorist activities, and other extreme events. NJR does not, by including this paragraph, assume any obligation to review or revise any particular forward-looking statement referenced herein in light of future events. More detailed information about these factors is set forth under the heading “Risk Factors” in NJR’s filings with the Securities and Exchange Commission (SEC) including its most recent Form 10-K.

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NEW JERSEY RESOURCES ANNOUNCES STRONG FISCAL 2012 SECOND-QUARTER RESULTS; REAFFIRMS EARNINGS GUIDANCE

Non-GAAP Financial Information

This press release includes the non-GAAP measures net financial earnings (losses), financial margin and utility gross margin. A reconciliation of these non-GAAP financial measures to the most directly comparable financial measures calculated and reported in accordance with GAAP, can be found below. As an indicator of the company’s operating performance, these measures should not be considered an alternative to, or more meaningful than, operating income as determined in accordance with GAAP.

Net financial earnings (losses) and financial margin exclude unrealized gains or losses on derivative instruments related to the company’s unregulated subsidiaries and certain realized gains and losses on derivative instruments related to natural gas that has been placed into storage at NJRES. Volatility associated with the change in value of these financial and physical commodity contracts is reported in the income statement in the current period. In order to manage its business, NJR views its results without the impacts of the unrealized gains and losses, and certain realized gains and losses, caused by changes in value of these financial instruments and physical commodity contracts prior to the completion of the planned transaction because it shows changes in value currently as opposed to when the planned transaction ultimately is settled. NJNG’s utility gross margin represents the results of revenues less natural gas costs, sales and other taxes and regulatory rider expenses, which are key components of the company’s operations that move in relation to each other. Natural gas costs, sales and other taxes and regulatory rider expenses are passed through to customers and therefore have no effect on gross margin. Management uses these non-GAAP financial measures as supplemental measures to other GAAP results to provide a more complete understanding of the company’s performance. Management believes these non-GAAP measures are more reflective of the company’s business model, provide transparency to investors and enable period-to-period comparability of financial performance. A reconciliation of all non-GAAP financial measures to the most directly comparable financial measures calculated and reported in accordance with GAAP, can be found below. For a full discussion of NJR’s non-GAAP financial measures, please see NJR’s most recent Form 10-K, Item 7.

About New Jersey Resources

New Jersey Resources, a Fortune 1000 company, provides safe and reliable natural gas and renewable energy services, including transportation, distribution and asset management in states from the Gulf Coast to the New England regions, including the Mid-Continent region, the West Coast and Canada, while investing in and maintaining an extensive infrastructure to support future growth. With $3 billion in annual revenues, NJR safely and reliably operates and maintains 6,800 miles of natural gas transportation and distribution infrastructure to serve nearly half a million customers; develops and manages a diverse portfolio of 1.2 Bcf/day of firm transportation and over 60.2 Bcf of firm storage capacity; offers low-carbon, clean energy solutions through its commercial and residential solar programs and provides appliance installation, repair and contract service to nearly 150,000 homes and businesses. Additionally, NJR holds investments in midstream assets through equity partnerships including Steckman Ridge and Iroquois. Through Conserve to Preserve®, NJR is helping customers save energy and money by promoting conservation and encouraging efficiency. For more information about NJR, visit www.njresources.com, “Like” us at facebook.com/NewJerseyNaturalGas or follow us on Twitter @NJNaturalGas.

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NEW JERSEY RESOURCES ANNOUNCES STRONG FISCAL 2012 SECOND-QUARTER RESULTS; REAFFIRMS EARNINGS GUIDANCE

RECONCILIATION OF NON-GAAP PERFORMANCE MEASURES

NEW JERSEY RESOURCES

A reconciliation of Net income at NJR to Net financial earnings, is as follows:

	Three Months Ended March 31,		Six Months Ended March 31,
(Thousands)	2012	2011	2012	2011
Net income	$54,535	$63,927	$111,892	$88,436
Add:
Unrealized loss (gain) on derivative instruments and related transactions, net of taxes	7,664	2,306	(9,708)	36,710
Effects of economic hedging related to natural gas, net of taxes	11,927	796	17,250	(28,987)

Net financial earnings	$74,126	$67,029	$119,434	$96,159

Weighted Average Shares Outstanding
Basic	41,509	41,352	41,472	41,316
Diluted	41,711	41,553	41,673	41,516

Basic net financial earnings per share	$1.79	$1.62	$2.88	$2.33

NJR ENERGY SERVICES

The following table is a computation of Financial margin at Energy Services:

	XX	XX	XX	XX
	Three Months Ended March 31,		Six Months Ended March 31,
(Thousands)	2012	2011	2012	2011
Operating revenues	$381,010	$573,075	$823,010	$1,003,849
Less: Gas purchases	382,432	548,677	789,195	977,992
Add:
Unrealized loss (gain) on derivative instruments and related transactions	11,996	3,598	(15,665)	58,005
Effects of economic hedging related to natural gas inventory	18,862	1,258	27,280	(45,843)

Financial margin	$29,436	$29,254	$45,430	$38,019

A reconciliation of Operating income at Energy Services, the closest GAAP financial measurement, to Financial margin is as follows:

	Three Months Ended March 31,		Six Months Ended March 31,
(Thousands)	2012	2011	2012	2011
Operating (loss) income	$(5,497)	$20,773	$26,033	$18,751
Add:
Operation and maintenance expense	3,755	3,309	7,096	6,480
Depreciation and amortization	16	15	32	31
Other taxes	304	301	654	595

Subtotal – Gross margin	(1,422)	24,398	33,815	25,857
Add:
Unrealized loss (gain) on derivative instruments and related transactions	11,996	3,598	(15,665)	58,005
Effects of economic hedging related to natural gas inventory	18,862	1,258	27,280	(45,843)

Financial margin	$29,436	$29,254	$45,430	$38,019

A reconciliation of Energy Services Net income to Net financial earnings, is as follows:

	Three Months Ended March 31,		Six Months Ended March 31,
(Thousands)	2012	2011	2012	2011
Net (loss) income	$(3,642)	$12,929	$16,141	$11,477
Add:
Unrealized loss (gain) on derivative instruments and related transactions, net of taxes	7,586	2,276	(9,905)	36,678
Effects of economic hedging related to natural gas, net of taxes	11,927	796	17,250	(28,987)

Net financial earnings	$15,871	$16,001	$23,486	$19,168

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NEW JERSEY RESOURCES ANNOUNCES STRONG FISCAL 2012 SECOND-QUARTER RESULTS; REAFFIRMS EARNINGS GUIDANCE

NEW JERSEY RESOURCES

CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended March 31,		Six Months Ended March 31,
(Thousands, except per share data)	2012	2011	2012	2011
OPERATING REVENUES
Utility	$226,023	$433,248	$417,397	$723,924
Nonutility	386,898	543,739	837,935	966,215

Total operating revenues	612,921	976,987	1,255,332	1,690,139

OPERATING EXPENSES
Gas purchases
Utility	78,301	235,001	163,931	395,450
Nonutility	382,055	548,618	788,472	977,865
Operation and maintenance	39,185	37,896	78,130	75,312
Regulatory rider expenses	18,443	24,304	30,986	41,002
Depreciation and amortization	10,439	8,477	20,039	16,931
Energy and other taxes	16,809	29,489	30,867	50,114

Total operating expenses	545,232	883,785	1,112,425	1,556,674

OPERATING INCOME	67,689	93,202	142,907	133,465
Other income	349	805	876	1,250
Interest expense, net	5,427	5,078	10,432	10,341

INCOME BEFORE INCOME TAXES AND EQUITY IN EARNINGS OF AFFILIATES	62,611	88,929	133,351	124,374
Income tax provision	11,094	28,612	27,131	42,465
Equity in earnings of affiliates	3,018	3,610	5,672	6,527

NET INCOME	$54,535	$63,927	$111,892	$88,436

EARNINGS PER COMMON SHARE
BASIC	$1.31	$1.55	$2.70	$2.14
DILUTED	$1.31	$1.54	$2.68	$2.13

DIVIDENDS PER COMMON SHARE	$0.38	$0.36	$0.76	$0.72

AVERAGE SHARES OUTSTANDING
BASIC	41,509	41,352	41,472	41,316
DILUTED	41,711	41,553	41,673	41,516

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NEW JERSEY RESOURCES ANNOUNCES STRONG FISCAL 2012 SECOND-QUARTER RESULTS; REAFFIRMS EARNINGS GUIDANCE

NEW JERSEY RESOURCES

	Three Months Ended March 31,		Six Months Ended March 31,
(Thousands, except per share data)	2012	2011	2012	2011
Operating Revenues
Natural Gas Distribution	$226,023	$433,248	$417,397	$723,924
Energy Services	381,010	573,075	823,010	1,003,849
Clean Energy Ventures	527	—	907	—
Energy Holdings	—	—	—	—
Retail and Other	8,277	7,826	17,308	15,952

Sub-total	615,837	1,014,149	1,258,622	1,743,725
Eliminations	(2,916)	(37,162)	(3,290)	(53,586)

Total	$612,921	$976,987	$1,255,332	$1,690,139

Operating Income (Loss)
Natural Gas Distribution	$75,330	$73,332	$120,313	$116,001
Energy Services	(5,497)	20,773	26,033	18,751
Clean Energy Ventures	(2,766)	(898)	(4,698)	(1,479)
Energy Holdings	(157)	(135)	(290)	(278)
Retail and Other	(263)	(789)	(487)	(1,376)

Sub-total	66,647	92,283	140,871	131,619
Eliminations	1,042	919	2,036	1,846

Total	$67,689	$93,202	$142,907	$133,465

Equity in Earnings of Affiliates
Energy Holdings	$3,967	$4,360	$7,582	$7,980
Eliminations	(949)	(750)	(1,910)	(1,453)

Total	$3,018	$3,610	$5,672	$6,527

Net Income (Loss)
Natural Gas Distribution	$44,936	$44,040	$70,910	$68,396
Energy Services	(3,642)	12,929	16,141	11,477
Clean Energy Ventures	11,862	5,171	21,959	5,225
Energy Holdings	2,021	2,145	3,804	3,858
Retail and Other	(543)	(328)	(689)	(488)

Sub-total	54,634	63,957	112,125	88,468
Eliminations	(99)	(30)	(233)	(32)

Total	$54,535	$63,927	$111,892	$88,436

Net Financial Earnings (Loss)
Natural Gas Distribution	$44,936	$44,040	$70,910	$68,396
Energy Services	15,871	16,001	23,486	19,168
Clean Energy Ventures	11,862	5,171	21,959	5,225
Energy Holdings	2,021	2,145	3,804	3,858
Retail and Other	(543)	(328)	(689)	(488)

Sub-total	74,147	67,029	119,470	96,159
Eliminations	(21)	—	(36)	—

Total	$74,126	$67,029	$119,434	$96,159

Throughput (Bcf)
NJNG, Core Customers	24.3	31.4	42.0	53.2
NJNG, Off System/Capacity Management	23.2	28.4	48.8	55.7
NJRES Fuel Mgmt. and Wholesale Sales	140.2	230.6	264.0	230.6

Total	187.7	290.4	354.8	339.5

Common Stock Data
Yield at March 31	3.4%	3.4%	3.4%	3.4%
Market Price
High	$50.28	$44.09	$50.48	$44.10
Low	$43.86	$40.24	$40.10	$38.94
Close at March 31	$44.57	$42.95	$44.57	$42.95
Shares Out. at March 31	41,526	41,311	41,526	41,311
Market Cap. at March 31	$1,850,814	$1,774,307	$1,850,814	$1,774,307

NEW JERSEY RESOURCES ANNOUNCES STRONG FISCAL 2012 SECOND-QUARTER RESULTS; REAFFIRMS EARNINGS GUIDANCE

NATURAL GAS DISTRIBUTION

	Three Months Ended March 31,		Six Months Ended March 31,
(Unaudited)
(Thousands, except customer & weather data)	2012	2011	2012	2011
Utility Gross Margin
Operating revenues	$226,023	$433,248	$417,397	$723,924
Less:
Gas purchases	81,667	272,948	168,154	450,599
Energy and other taxes	14,353	27,296	26,236	45,778
Regulatory rider expense	18,443	24,304	30,986	41,002

Total Utility Gross Margin	$111,560	$108,700	$192,021	$186,545

Utility Gross Margin, Operating Income and Net Income
Residential	$73,496	$72,711	$124,726	$123,557
Commercial, Industrial & Other	17,401	16,903	30,511	29,893
Firm Transportation	17,351	15,571	30,531	26,766

Total Firm Margin	108,248	105,185	185,768	180,216
Interruptible	92	84	194	174

Total System Margin	108,340	105,269	185,962	180,390
Off System/Capacity Management/FRM/Storage Incentive	3,220	3,431	6,059	6,155

Total Utility Gross Margin	111,560	108,700	192,021	186,545
Operation and maintenance expense	26,246	26,069	52,186	51,943
Depreciation and amortization	8,749	8,235	17,381	16,458
Other taxes not reflected in gross margin	1,235	1,064	2,141	2,143

Operating Income	$75,330	$73,332	$120,313	$116,001

Net Income	$44,936	$44,040	$70,910	$68,396

Throughput (Bcf)
Residential	15.6	20.9	25.8	34.6
Commercial, Industrial & Other	3.0	4.0	5.0	6.7
Firm Transportation	4.7	5.3	8.1	9.3

Total Firm Throughput	23.3	30.2	38.9	50.6
Interruptible	1.0	1.2	3.1	2.6

Total System Throughput	24.3	31.4	42.0	53.2
Off System/Capacity Management	23.2	28.4	48.8	55.7

Total Throughput	47.5	59.8	90.8	108.9

Customers
Residential	428,757	430,437	428,757	430,437
Commercial, Industrial & Other	27,067	27,246	27,067	27,246
Firm Transportation	43,635	37,103	43,635	37,103

Total Firm Customers	499,459	494,786	499,459	494,786
Interruptible	41	42	41	42

Total System Customers	499,500	494,828	499,500	494,828
Off System/Capacity Management*	35	43	35	43

Total Customers	499,535	494,871	499,535	494,871

*The	number of customers represents those active during the last month of the period.

Degree Days
Actual	1,958	2,510	3,284	4,273
Normal	2,525	2,494	4,176	4,130

Percent of Normal	77.5%	100.6%	78.6%	103.5%

NEW JERSEY RESOURCES ANNOUNCES STRONG FISCAL 2012 SECOND-QUARTER RESULTS; REAFFIRMS EARNINGS GUIDANCE

ENERGY SERVICES

(Unaudited)	Three Months Ended March 31,		Six Months Ended March 31,

(Thousands, except customer and megawatt)	2012	2011	2012	2011
Operating Income
Operating Revenues	$381,010	$573,075	$823,010	$1,003,849
Gas Purchases	382,432	548,677	789,195	977,992

Gross Margin	(1,422)	24,398	33,815	25,857
Operation and maintenance expense	3,755	3,309	7,096	6,480
Depreciation and amortization	16	15	32	31
Energy and other taxes	304	301	654	595

Operating (Loss) Income	$(5,497)	$20,773	$26,033	$18,751

Net (Loss) Income	$(3,642)	$12,929	$16,141	$11,477

Financial Margin	$29,436	$29,254	$45,430	$38,019

Net Financial Earnings	$15,871	$16,001	$23,486	$19,168

Gas Sold and Managed (Bcf)	140.2	121.0	264.0	230.6

CLEAN ENERGY VENTURES

Operating Revenues	$527	$—	$907	$—

Operating (Loss)	$(2,766)	$(898)	$(4,698)	$(1,479)

Income Tax Benefit	$14,826	$6,071	$26,997	$6,710

Net Income	$11,862	$5,171	$21,959	$5,225

Solar Renewable Energy Certificates Generated	3,287	18	4,276	49

Solar Renewable Energy Certificates Sold	2,110	30	3,433	30

Megawatts Installed	1.0	2.2	22.2	2.3

Megawatts Under Construction	0.4	1.9	0.4	1.9

ENERGY HOLDINGS

Equity in Earnings of Affiliates	$3,967	$4,360	$7,582	$7,980

Operation and Maintenance	$155	$133	$273	$275

Interest Expense	$683	$817	$1,397	$1,625

Net Income	$2,021	$2,145	$3,804	$3,858

RETAIL AND OTHER

Operating Revenues	$8,277	$7,826	$17,308	$15,952

Operating (Loss)	$(263)	$(789)	$(487)	$(1,376)

Net (Loss)	$(543)	$(328)	$(689)	$(488)

Total Customers at March 31,	131,800	135,291	131,800	135,291